Contact:     Steve West, Vice President of Investor Relations
    (Steve.West@panerabread.com)

Panera Bread Company Reports Q4 2014 Diluted EPS of $1.82 and Fiscal Year 2014 Diluted EPS of $6.64

HIGHLIGHTS
- Q4 2014 Company-owned comparable net bakery-cafe sales up 3.3%
- Q4 2014 Company-owned comparable net bakery-cafe transactions up 1.3%
- During FY 2014, 114 new bakery-cafes opened system-wide

St. Louis, MO, February 11, 2015 - Panera Bread Company (Nasdaq: PNRA) today reported net income of $48 million, or $1.82 per diluted share, for the thirteen weeks ended December 30, 2014. Diluted EPS for fiscal Q4 2014 was up 2% versus fiscal Q4 2013, excluding a goodwill impairment charge recorded in fiscal Q4 2014 of $2.1 million, or $0.05 per diluted share, and excluding the estimated $0.13 per diluted share benefit in fiscal Q4 2013 from the additional operating week. For the fourteen weeks ended December 31, 2013, the Company reported net income of $54 million, or $1.96 per diluted share. A reconciliation of GAAP and non-GAAP information is attached to this release as Schedule V.

For the fifty-two weeks ended December 30, 2014, net income was $179 million, or $6.64 per diluted share. Diluted EPS for full year fiscal 2014 was up $0.03 per diluted share, compared to full year fiscal 2013, when excluding certain items for both full year fiscal 2014 and fiscal 2013, as outlined on Schedule V. For the fifty-three weeks ended December 31, 2013, the Company reported net income of $196 million, or $6.81 per diluted share. A reconciliation of GAAP and non-GAAP information is attached to this release as Schedule V.

The Company's fiscal Q4 2014 and full year fiscal 2014 consolidated statements of comprehensive income and margin analyses are attached to this release as Schedule I. The following tables set forth, for the periods indicated, certain items included in the Company's consolidated statements of comprehensive income (in thousands, except per share data and percentages):

	For the 13 Weeks Ended	For the 14 Weeks Ended	Percentage Change
	December 30, 2014	December 31, 2013

Total revenue	$672,497	$661,732	2%
Net income	$48,492	$54,248	-11%
Diluted earnings per share	$1.82	$1.96	-7%
Shares used in diluted EPS	26,662	27,725

	For the 52 Weeks Ended	For the 53 Weeks Ended	Percentage Change
	December 30, 2014	December 31, 2013

Total revenue	$2,529,195	$2,385,002	6%
Net income	$179,293	$196,169	-9%
Diluted earnings per share	$6.64	$6.81	-2%
Shares used in diluted EPS	26,999	28,794

Fiscal Q4 2014 and Full Year Fiscal 2014 Results and Business Review

Comparable Net Bakery-Cafe Sales Growth

In fiscal Q4 2014, on a calendar basis, Company-owned comparable net bakery-cafe sales increased 3.3%, franchise-operated comparable net bakery-cafe sales increased 2.7%, and system-wide comparable net bakery-cafe sales increased 3.0% compared to the same period in fiscal 2013.

The Company-owned comparable net bakery-cafe sales increase of 3.3% on a calendar basis in fiscal Q4 2014 was comprised of year-over-year transaction growth of 1.3% and average check growth of 2.0%.

For the full year fiscal 2014, on a calendar basis, Company-owned comparable net bakery-cafe sales increased 1.4%, franchise-operated comparable net bakery-cafe sales increased 0.9%, and system-wide comparable net bakery-cafe sales increased 1.1% compared to fiscal 2013.

The Company believes that the calendar basis comparison better reflects the performance of the business as it eliminates the impact of the extra week in fiscal 2013 and compares consistent calendar weeks. Note that on a fiscal basis, Company-owned comparable net bakery-cafes sales for fiscal Q4 2014 decreased 4.0% and for full year fiscal 2014 decreased 0.3%. A schedule of comparable net bakery-cafe sales information is attached to this release as Schedule III.

Operating Margin

In fiscal Q4 2014, the Company experienced a decline in operating margin of approximately 140 basis points compared to fiscal Q4 2013. This decline was primarily the result of food cost inflation, as well as the cost of initiatives designed to make Panera a better competitive alternative and to enable expanded growth through Panera 2.0; innovation in operations, food and marketing; delivery hubs; and our investments in technology to create the capabilities needed to support these initiatives.

New Bakery-Cafe Development and AWS

During fiscal Q4 2014, the Company opened 26 new bakery-cafes and its franchisees opened 14 new bakery-cafes. For the full year fiscal 2014, the Company and its franchisees opened 114 new bakery-cafes (65 Company-owned and 49 franchise-operated). As a result, there were 1,880 bakery-cafes open system-wide as of December 30, 2014.

	Company-owned	Franchise-operated	Total System
Bakery-cafes as of September 30, 2014	903	942	1,845
Bakery-cafes opened	26	14	40
Bakery-cafes closed	(4)	(1)	(5)
Bakery-cafes as of December 30, 2014	925	955	1,880

Average weekly sales (“AWS”) for Company-owned "Class of 2014" bakery-cafes for full year fiscal 2014 was $44,986 compared to $44,084 in full year fiscal 2013. AWS for franchise-operated "Class of 2014" bakery-cafes for full year fiscal 2014 was $48,881 compared to $46,948 for full year fiscal 2013.

A schedule of fiscal Q4 2014 and full year fiscal 2014 AWS, including AWS information for bakery-cafes based on their designation as either a traditional or non-traditional bakery-cafe, is attached to this release as Schedule II. Non-traditional bakery-cafes refers to a range of alternate formats that the Company believes will allow it to more deeply penetrate existing and new territories with a range of different formats.

Use of Capital

During fiscal Q4 2014, the Company repurchased 149,877 shares at an average price of $166.77 per share for an aggregate purchase price of approximately $25.0 million. During full year fiscal 2014, the Company repurchased a total of 941,878 shares at an average price of $163.62 per share for an aggregate purchase price of approximately $154.1 million. The Company has approximately $533.4 million available under the current $600 million repurchase authorization as of the date of this release.

Panera 2.0 Supplemental Information

The Company is releasing supplemental information, attached to this release as Schedule IV, detailing the performance of Company-owned bakery-cafes converted to Panera 2.0, a strategic initiative designed to enhance the customer experience that is enabled by technology and operational improvements.

Full Year Fiscal 2015 Outlook

Diluted EPS

The number of moving pieces in fiscal 2015 makes it difficult to provide precise guidance. The Company is targeting full year fiscal 2015 diluted earnings per share growth of flat to down mid- to high-single digits when compared to full year fiscal 2014 (comparative diluted earnings per share for full year fiscal 2014 excludes certain items as outlined on Schedule V).

The full year fiscal 2015 diluted earnings per share target range is based on the following key assumptions:

Comparable Net Bakery-Cafe Sales Growth

The Company is targeting Company-owned comparable net bakery-cafe sales growth for fiscal 2015 of 2.0% to 3.5%.

The Company announced today that Company-owned comparable net bakery-cafe sales in the first 42 days of fiscal Q1 2015 were up approximately 2.8%.

Operating Margin

The Company's fiscal 2015 diluted earnings per share target range assumes operating margin will be down 100 to 175 basis points when compared to fiscal 2014. The anticipated decline in year-over-year margin reflects the cost of previously mentioned initiatives designed to make Panera a better competitive alternative and to enable expanded growth, along with higher medical costs due to the Affordable Care Act (ACA) and higher labor costs due to the impact of increases in minimum wage rates.

New Bakery-Cafe Development and AWS

The Company's fiscal 2015 new bakery-cafe target is 105 to 115 system-wide bakery-cafe openings and the average weekly net sales performance target for new Company-owned bakery-cafes is $43,000 to $45,000.

Concluding Comment

Ron Shaich, Chairman and CEO, commented, “Our transaction growth of 1.3% in Q4 - our third straight quarter of transaction growth and second straight quarter of growth above 1% - speaks to the progress we continue to make in our efforts to bend the arc of transaction and comp growth in our core business. Our sharpened focus on operations, food innovation and marketing innovation continues to drive that momentum.”

Shaich continued, “We also are beginning to see initial results from the structural enhancements we have been rolling out throughout 2014. These enhancements, including Panera 2.0, operational integrity, and delivery hubs, are intended to upgrade our guest experience, improve throughput and accuracy, and allow us to grow, especially in the large order delivery business. We continue to expect the rollout of these enhancements to adversely impact our 2015 results, but we believe they offer the potential to elevate Panera’s competitive position and broaden our growth opportunities, which we believe, in turn, will lead to expanded medium- and long-term earnings growth.”

Notes:

The Company will host a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on Thursday, February 12, 2015, to discuss the fiscal Q4 2014 results, preliminary comparable net bakery-cafe sales results for the first 42 days of fiscal Q1 2015, full year targets and business outlook for fiscal 2015, and an update on the Panera 2.0 initiative. Given an expanded focus on the Panera 2.0 initiative during the conference call, time available for questions may be limited. To access the call or view a copy of this release, go to http://www.panerabread.com/investor. Access to the call will be made available for 14 days, and the release will be archived for one year.

The Company includes in this release information on Company-owned, franchise-operated, and system-wide comparable net bakery-cafe sales percentages. Company-owned comparable net bakery-cafe sales percentages are based on net sales from Company-owned bakery-cafes included in base store bakery-cafes. Franchise-operated comparable net bakery-cafe sales percentages are based on net sales from franchised bakery-cafes, as reported by franchisees, that are included in base store bakery-cafes.  Acquired Company-owned and franchise-operated bakery-cafes and other restaurant or bakery-cafe concepts are included in the Company's comparable net bakery-cafe sales percentages after it has acquired a 100 percent ownership interest and if such acquisition occurred prior to the first day of the Company's prior fiscal year.  Comparable net bakery-cafe sales exclude closed locations.

The Company does not record franchise-operated net bakery-cafe sales as revenues. However, royalty revenues are calculated based on a percentage of franchise-operated net bakery-cafe sales, as reported by franchisees. The Company uses franchise-operated and net system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. The Company believes franchise-operated and net system-wide sales information is useful in assessing consumer acceptance of its brand; facilitates an understanding of its financial performance and the overall direction and trends of sales and operating income; helps the Company appreciate the effectiveness of its advertising and marketing initiatives which its franchisees also contribute based on a percentage of their net sales; and provides information that is relevant for comparison within the industry.

About Panera Bread Company

As of December 30, 2014, there were 1,880 bakery-cafes in 45 states, the District of Columbia, and in Ontario, Canada operating under the Panera Bread®, Saint Louis Bread Co.® or Paradise Bakery & Café® names. We feature high quality, reasonably priced food in a warm, inviting, and comfortable environment. With our identity rooted in handcrafted, fresh-baked, artisan bread, we are committed to providing great tasting, quality food that people can trust. Nearly all of our bakery-cafes have a menu highlighted by chicken raised without antibiotics, whole grain bread, and select organic and all-natural ingredients, with zero grams of artificial trans-fat per serving, which provide flavorful, wholesome offerings. Our menu includes a wide variety of year-round favorites complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the United States and in Ontario, Canada, our customers enjoy our warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free Internet access. Our bakery-cafes routinely donate bread and baked goods to community organizations in need. Additional information is available on our website, http://www.panerabread.com.

Matters discussed in this news release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, on our anticipated growth, operating results, plans, objectives, future earnings per share, and the impact of our investments in sales-building initiatives and operational capabilities on future sales and earnings, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words "believe," "positioned," "estimate," "project," "target," "plan," "goal," "assumption," "continue," "intend," "expect," "future," "anticipate," and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 2013 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Schedule I

PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(In thousands, except per share amounts)

	For the 13 Weeks Ended	For the 14 Weeks Ended
	December 30, 2014	December 31, 2013
Revenues:
Bakery-cafe sales, net	$593,783	$584,923
Franchise royalties and fees	33,736	31,422
Fresh dough and other product sales to franchisees	44,978	45,387
Total revenues	$672,497	$661,732
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	$177,336	$170,832
Labor	184,696	175,204
Occupancy	40,949	40,102
Other operating expenses	81,254	81,603
Total bakery-cafe expenses	484,235	467,741
Fresh dough and other product cost of sales to franchisees	38,425	39,077
Depreciation and amortization	33,428	30,562
General and administrative expenses	35,948	36,448
Pre-opening expenses	3,424	2,457
Total costs and expenses	595,460	576,285
Operating profit	77,037	85,447
Interest expense	438	498
Other (income) expense, net	2,759	(1,125)
Income before income taxes	73,840	86,074
Income taxes	25,348	31,826
Net income	$48,492	$54,248

Earnings per common share:
Basic	$1.82	$1.97
Diluted	$1.82	$1.96
Weighted average shares of common and common equivalent shares outstanding:
Basic	26,581	27,606
Diluted	26,662	27,725

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	$(513)	$(483)
Other comprehensive loss	$(513)	$(483)
Comprehensive income	$47,979	$53,765

The Company's fiscal year ended December 30, 2014 consisted of 52 weeks, while the Company's fiscal year ended December 31, 2013 consisted of 53 weeks. As a result, the Company's results for the fiscal fourth quarter ended December 31, 2013 include an additional week as compared to the fiscal fourth quarter ended December 30, 2014.

Schedule I (continued)

PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(In thousands, except per share amounts)

	For the 52 Weeks Ended	For the 53 Weeks Ended
	December 30, 2014	December 31, 2013
Revenues:
Bakery-cafe sales, net	$2,230,370	$2,108,908
Franchise royalties and fees	123,686	112,641
Fresh dough and other product sales to franchisees	175,139	163,453
Total revenues	$2,529,195	$2,385,002
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	$669,860	$625,622
Labor	685,576	625,457
Occupancy	159,794	148,816
Other operating expenses	314,879	295,539
Total bakery-cafe expenses	1,830,109	1,695,434
Fresh dough and other product cost of sales to franchisees	152,267	142,160
Depreciation and amortization	124,109	106,523
General and administrative expenses	138,060	123,335
Pre-opening expenses	8,707	7,794
Total costs and expenses	2,253,252	2,075,246
Operating profit	275,943	309,756
Interest expense	1,824	1,053
Other (income) expense, net	(3,175)	(4,017)
Income before income taxes	277,294	312,720
Income taxes	98,001	116,551
Net income	$179,293	$196,169

Earnings per common share:
Basic	$6.67	$6.85
Diluted	$6.64	$6.81
Weighted average shares of common and common equivalent shares outstanding:
Basic	26,881	28,629
Diluted	26,999	28,794

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	$(1,027)	$(1,005)
Other comprehensive loss	$(1,027)	$(1,005)
Comprehensive income	$178,266	$195,164

The Company's fiscal year ended December 30, 2014 consisted of 52 weeks, while the Company's fiscal year ended December 31, 2013 consisted of 53 weeks. As a result, the Company's results for the fiscal year ended December 31, 2013 include an additional week as compared to the fiscal year ended December 30, 2014.

Schedule I (continued)

PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
MARGIN ANALYSIS
(unaudited)

The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company's consolidated statements of comprehensive income for the period indicated. Percentages may not add due to rounding:

	For the 13 Weeks Ended	For the 14 Weeks Ended
	December 30, 2014	December 31, 2013
Revenues:
Bakery-cafe sales, net	88.3%	88.4%
Franchise royalties and fees	5.0	4.7
Fresh dough and other product sales to franchisees	6.7	6.9
Total revenues	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	29.9%	29.2%
Labor	31.1	30.0
Occupancy	6.9	6.9
Other operating expenses	13.7	14.0
Total bakery-cafe expenses	81.6	80.0
Fresh dough and other product cost of sales to franchisees (2)	85.4	86.1
Depreciation and amortization	5.0	4.6
General and administrative expenses	5.3	5.5
Pre-opening expenses	0.5	0.4
Total costs and expenses	88.5	87.1
Operating profit	11.5	12.9
Interest expense	0.1	0.1
Other (income) expense, net	0.4	(0.2)
Income before income taxes	11.0	13.0
Income taxes	3.8	4.8
Net income	7.2%	8.2%

Other comprehensive loss	(0.1)	(0.1)
Comprehensive income	7.1%	8.1%

(1)    As a percentage of net bakery-cafe sales.

(2)    As a percentage of fresh dough and other product sales to franchisees.

The Company's fiscal year ended December 30, 2014 consisted of 52 weeks, while the Company's fiscal year ended December 31, 2013 consisted of 53 weeks. As a result, the Company's results for the fiscal fourth quarter ended December 31, 2013 include an additional week as compared to the fiscal fourth quarter ended December 30, 2014.

Schedule I (continued)

PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
MARGIN ANALYSIS
(unaudited)

The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company's consolidated statements of comprehensive income for the period indicated. Percentages may not add due to rounding:

	For the 52 Weeks Ended	For the 53 Weeks Ended
	December 30, 2014	December 31, 2013
Revenues:
Bakery-cafe sales, net	88.2%	88.4%
Franchise royalties and fees	4.9	4.7
Fresh dough and other product sales to franchisees	6.9	6.9
Total revenues	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	30.0%	29.7%
Labor	30.7	29.7
Occupancy	7.2	7.1
Other operating expenses	14.1	14.0
Total bakery-cafe expenses	82.1	80.4
Fresh dough and other product cost of sales to franchisees (2)	86.9	87.0
Depreciation and amortization	4.9	4.5
General and administrative expenses	5.5	5.2
Pre-opening expenses	0.3	0.3
Total costs and expenses	89.1	87.0
Operating profit	10.9	13.0
Interest expense	0.1	—
Other (income) expense, net	(0.1)	(0.2)
Income before income taxes	11.0	13.1
Income taxes	3.9	4.9
Net income	7.1%	8.2%

Other comprehensive loss	—	—
Comprehensive income	7.0%	8.2%

(1)    As a percentage of net bakery-cafe sales.

(2)    As a percentage of fresh dough and other product sales to franchisees.

The Company's fiscal year ended December 30, 2014 consisted of 52 weeks, while the Company's fiscal year ended December 31, 2013 consisted of 53 weeks. As a result, the Company's results for the fiscal year ended December 31, 2013 include an additional week as compared to the fiscal year ended December 30, 2014.

Schedule II

PANERA BREAD COMPANY
Supplemental Sales and Bakery-Cafe Information

System-Wide Average Weekly Sales ("AWS")
	2014	2013	2012	2011	2010
AWS	$47,655	$47,403	$46,676	$44,313	$42,852

	2014 Company-Owned AWS By Year Opened					Year-Over-Year Change in Company-Owned AWS
	2014 Opens	2013 Opens [a]	2012 Opens & Prior	2013 Acquisitions [b]	Total	2013 Opens [c]	2012 Opens & Prior	AWS Total
Bakery-Cafes	65	63	796	1	925
Q1 14	$55,230	$40,919	$47,539	$55,601	$47,142	-33.9%	1.0%	0.0%
Q2 14	$45,499	$41,953	$48,885	$46,482	$48,313	-13.0%	0.3%	-0.8%
Q3 14	$42,245	$40,224	$47,639	$46,285	$46,936	-4.1%	2.6%	1.5%
Q4 14	$44,763	$42,825	$50,900	$52,138	$50,002	-0.3%	3.5%	2.5%
2014 YTD	$44,986	$41,481	$48,739	$50,127	$48,114	-5.9%	1.8%	0.8%

[a] 2013 Company-owned AWS excludes acquisition data.

[b] Represents one Panera bakery-cafe in 2013.

[c] Change in Company-owned AWS in 2014 from 2013 compares 63 bakery-cafes in 2014 against 63 bakery-cafes at the end of fiscal Q4 2013.

	2014 Franchise-Operated AWS By Year Opened				Year-Over-Year Change in Franchise-Operated AWS
	2014 Opens [d]	2013 Opens [d]	2012 Opens & Prior	Total	2013 Opens [d]	2012 Opens & Prior	AWS Total
Bakery-Cafes	49	70	836	955
Q1 14	$58,891	$43,874	$46,881	$46,717	-14.9%	0.2%	-0.2%
Q2 14	$52,347	$43,581	$47,500	$47,290	-11.8%	-0.4%	-1.0%
Q3 14	$47,958	$41,832	$46,154	$45,881	-11.9%	1.0%	0.2%
Q4 14	$46,953	$44,620	$49,398	$48,934	-1.6%	2.7%	2.1%
2014 YTD	$48,881	$43,477	$47,483	$47,215	-7.4%	0.8%	0.3%

[d] Change in Franchise-operated AWS in 2014 from 2013 compares 70 bakery-cafes in 2014 against 70 bakery-cafes at the end of fiscal Q4 2013.

	Traditional and Non-Traditional AWS [e]
	Company-Owned		Franchise-Operated		System-Wide
	2014 Opens	2013 Opens	2014 Opens	2013 Opens	2014 Opens	2013 Opens
Traditional Bakery-Cafes	58	57	47	66	105	123
Non-Traditional Bakery-Cafes	7	6	2	4	9	10
Traditional AWS	$46,849	$44,703	$48,799	$47,903	$47,787	$46,437
Non-Traditional AWS	$32,448	$39,428	$48,669	$40,408	$36,169	$39,857
Total	$44,986	$44,084	$48,881	$46,948	$46,769	$45,614

[e] Represents year-to-date bakery-cafe openings and AWS for fiscal 2014 and fiscal 2013. Traditional bakery-cafes generally represent bakery-cafes opened in suburban geographies approximating our standard 4,200 square foot design. Non-traditional bakery-cafes reflect all other bakery-cafes including urban, small footprint formats, and delivery units. Because the non-traditional bakery-cafe designation covers various formats and the formats of non-traditional bakery-cafe openings may vary from period-to-period, comparing AWS for non-traditional bakery-cafes on a year-over-year basis may not be meaningful.

Schedule II (continued)

	Bakery-Cafe Openings (excluding acquisitions) [f]
	Company	Franchise	Total		Company	Franchise	Total
Q1 14	16	11	27	Q1 13	10	12	22
Q2 14	10	9	19	Q2 13	18	19	37
Q3 14	13	15	28	Q3 13	17	15	32
Q4 14	26	14	40	Q4 13	18	24	42
2014 YTD	65	49	114	2013 YTD	63	70	133

[f] Bakery-cafe openings in fiscal Q1 2014 exclude the opening of one Company-owned delivery hub. Bakery-cafe openings in fiscal Q2 2014 exclude the opening of one Company-owned and one franchise-operated delivery hub. Bakery-cafe openings in fiscal Q3 2014 exclude the opening of four Company-owned delivery hubs. Bakery-cafe openings in fiscal Q4 2014 exclude the opening of nine Company-owned delivery hubs. As of 2014, there were 21 Company-owned and one franchise-operated delivery hubs operating.

Schedule III

PANERA BREAD COMPANY
Comparable Net Bakery-Cafe Sales Information

The Company's fiscal year ended December 30, 2014 consisted of 52 weeks, while the Company's fiscal year ended December 30, 2013 consisted of 53 weeks. As a result, the Company's results for the five weeks, 14 weeks, and 53 weeks ended December 31, 2013 included an additional week, with an impact of approximately $28.3 million and $30.5 million of sales in the additional week for Company-owned and franchise-operated base store bakery-cafes, respectively. Accordingly, the Company believes it is appropriate to provide the following two measures of comparable net bakery-cafe sales for fiscal 2014: calendar basis and fiscal basis.

Calendar Basis

Set forth below is comparable net bakery-cafe sales growth information comparing consistent calendar weeks in fiscal 2014 to fiscal 2013:

	For the 4 weeks ended	For the 5 weeks ended	For the 4 weeks ended	For the 13 weeks ended	For the 52 Weeks Ended
	October 28, 2014	December 2, 2014	December 30, 2014	December 30, 2014	December 30, 2014
Company-owned	2.9%	2.3%	5.2%	3.3%	1.4%
Franchise-operated	2.1%	1.7%	4.6%	2.7%	0.9%
System-wide	2.5%	2.0%	4.9%	3.0%	1.1%

Fiscal Basis

Set forth below is comparable net bakery-cafe sales growth information comparing the fiscal 2014 periods to comparable periods in fiscal year 2013, which include an additional week due to the Company's 53-week fiscal year in 2013:

	For the 4 weeks ended	For the 13 weeks ended	For the 52 weeks ended
	December 30, 2014	December 30, 2014	December 30, 2014
Company-owned	(13.3)%	(4.0)%	(0.3)%
Franchise-operated	(13.6)%	(4.6)%	(1.0)%
System-wide	(13.5)%	(4.3)%	(0.6)%

Schedule IV
PANERA BREAD COMPANY
Panera 2.0 Initiative - Converted Base Bakery-Cafes Operating Metrics

The schedule below details certain operating metrics for base Company-owned bakery-cafes converted to the Panera 2.0 format as of December 30, 2014.  Panera 2.0 is our strategic initiative designed to enhance the customer experience that is enabled by technology and operational improvements. The operating metrics are grouped by timing of conversion ("iteration") with a reference to the relevant geographic markets also noted. Reference is also given to key features of the bakery-cafe conversion for each iteration. The operating metrics presented in this schedule, as defined in the footnotes below, reflect certain components of the items presented in the Company's consolidated statements of comprehensive income, included in this release as Schedule I.

		Quarter Converted (2)
	Pre-Period (1)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	5th Quarter	6th Quarter	7th Quarter	8th Quarter	9th Quarter
Iteration 1: Boston - Prototype Development: Added wall, added table delivery, added labor, and inclusive of additional special projects
Total bakery-cafes converted	3	3	3	3	3	3	3	3	3	2
Base bakery-cafes converted (3)	3	3	3	3	3	3	3	3	3	2

Cumulative gross retail sales increase (4)	N/A	17.3%	17.3%	14.7%	14.1%	21.7%	24.1%	20.4%	17.2%	33.8%
Labor and benefits expense - percentage of gross sales (5)	27.3%	33.7%	30.5%	29.2%	29.4%	29.9%	29.6%	29.7%	31.4%	29.4%
Other controllable expenses - percentage of gross sales (6)	5.9%	8.0%	7.0%	6.3%	6.9%	6.6%	6.5%	5.7%	6.4%	6.2%

Iteration 2: Charlotte - Added wall, added table delivery, and added labor
Total bakery-cafes converted	17	17	16	16	10	10
Base bakery-cafes converted (3)	14	14	14	14	10	10

Cumulative gross retail sales increase (4)	N/A	1.2%	2.2%	2.7%	6.9%	6.3%
Labor and benefits expense - percentage of gross sales (5)	23.4%	29.2%	27.3%	27.4%	27.0%	26.4%
Other controllable expenses - percentage of gross sales (6)	4.6%	5.9%	5.5%	5.4%	4.5%	4.8%

Iteration 3: Dallas, Jacksonville, Southwest Florida - Added wall, existing table service, and revised labor model
Iteration 3a - Converted fiscal Q3 2014
Total bakery-cafes converted	24	24	24
Base bakery-cafes converted (3)	20	20	20

Cumulative gross retail sales increase (4)	N/A	3.2%	9.1%
Labor and benefits expense - percentage of gross sales (5)	24.0%	27.4%	25.9%
Other controllable expenses - percentage of gross sales (6)	5.3%	5.1%	5.2%

Iteration 3b - Converted fiscal Q4 2014
Total bakery-cafes converted	28	28
Base bakery-cafes converted (3)	23	23

Cumulative gross retail sales increase (4)	N/A	2.9%
Labor and benefits expense - percentage of gross sales (5)	23.5%	25.2%
Other controllable expenses - percentage of gross sales (6)	4.9%	5.1%

Iteration 4: Bay Area, Los Angeles, Seattle - No wall, existing table service, and revised labor model
Total bakery-cafes converted	32	32
Base bakery-cafes converted (3)	21	21

Cumulative gross retail sales increase (4)	N/A	2.1%
Labor and benefits expense - percentage of gross sales (5)	25.0%	26.7%
Other controllable expenses - percentage of gross sales (6)	4.7%	4.7%
(1) "Pre-Period" reflects operating metrics for the twelve month period prior to the start of the Panera 2.0 conversion process.
(2) "Quarter Converted" reflects operating metrics for each successive, three month period following the completion of the Panera 2.0 conversion process. Most recent quarter of each iteration could represent a partial quarter for some bakery-cafes.
(3) Operating metrics reflects data only for converted base Company-owned bakery-cafes. Base Company-owned bakery-cafes are defined as bakery-cafes open in fiscal 2012 or prior.
(4) "Cumulative gross retail sales increase" defined as the cumulative percentage increase in retail gross sales compared to the same period in the fiscal year prior to the completion of the Panera 2.0 conversion. Retail gross sales excludes catering sales.
(5) "Labor and benefits expense - percentage of gross sales" defined as total associate and manager direct bakery-cafe labor and benefits expense (excluding bonus expense) as a percentage of total bakery-cafe gross sales, including catering sales.
(6) "Other controllable expenses - percentage of gross sales" defined as other controllable expenses as a percentage of total bakery-cafe gross sales, including catering sales. Other controllable expenses represent a component of other operating expenses for Company-owned bakery-cafes and includes, among other things, expenses such as bakery-cafe information technology operating expenditures.

Schedule V

PANERA BREAD COMPANY
Reconciliation of GAAP and Non-GAAP Information
(in thousands, except per share information)

The Company uses diluted earnings per share excluding certain items as a key performance measure of results of operations for purposes of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of results excluding certain items provides additional information to facilitate the comparison of past and present operations, excluding items that the Company does not believe were indicative of our ongoing operations in the 13 and 52 weeks ended December 30, 2014 and the 14 and 53 weeks ended December 31, 2013.

	For the 13 Weeks Ended	For the 52 Weeks Ended
	December 30, 2014	December 30, 2014
Net income, as reported	$48,492	$179,293
Goodwill impairment charge (1)	1,351	1,351
Favorable tax adjustments (2)	—	(2,319)
Favorable resolution of insurance coverage matter (3)	—	(2,049)
Net income, excluding certain items	$49,843	$176,276

Diluted earnings per share, as reported	$1.82	$6.64
Impact of goodwill impairment charge on diluted earnings per share	0.05	0.05
Impact of favorable tax adjustments on diluted earnings per share	—	(0.08)
Impact of favorable resolution of insurance coverage matter on diluted earnings per share	—	(0.08)
Diluted earnings per share, excluding certain items	$1.87	$6.53

	For the 14 Weeks Ended	For the 53 Weeks Ended
	December 31, 2013	December 31, 2013
Net income, as reported	$54,248	$196,169
Additional operating week (4)	(3,718)	(3,718)
Tax adjustments (5)	—	(3,834)
Resolution of legal and tax matters (6)	—	(1,374)
Net income, excluding certain items	$50,530	$187,243

Diluted earnings per share, as reported	$1.96	$6.81
Impact of additional operating week on diluted earnings per share	(0.13)	(0.13)
Impact of tax adjustments on diluted earnings per share	—	(0.13)
Impact of resolution of legal and tax matters on diluted earnings per share	—	(0.05)
Diluted earnings per share, excluding certain items	$1.83	$6.50
(1) Goodwill impairment charge of $2.1 million before the effective tax rate recorded during the thirteen weeks ended December 30, 2014 in other (income) expense, net in the Consolidated Statements of Comprehensive Income.
(2) Favorable tax adjustments of $2.3 million related to additional federal tax credits and an increased deduction for domestic production activities related to prior period income tax returns recorded during the thirteen weeks ended September 30, 2014.
(3) Benefit from a favorable resolution of an insurance coverage matter of $3.2 million before the effective tax rate recorded during the thirteen weeks ended July 1, 2014.
(4) Estimated impact of the additional operating week on the fourteen and fifty-three week periods ended December 31, 2013 of $5.9 million before the effective tax rate.
(5) Adjustment of $3.8 million of previously recorded tax expense to reflect the refinement of estimates for certain federal and state tax liabilities to amounts in filed returns, the settlement of tax audits, and an increase in federal tax credits.
(6) Benefit from resolution of legal and tax matters of $2.2 million before the effective tax rate recorded during the thirteen weeks ended March 26, 2013.